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INSTRUMENTO SETENTA Y UN MIL OCHOCIENTOS CATORCE.

LIBRO MIL CUATROCIENTOS VEINTINUEVE.

FOLIO OCHENTA Y DOS MIL SETECIENTOS OCHENTA Y SEIS.

- - - - EN MÉXICO, DISTRITO FEDERAL, a treinta y uno de mayo de dos mil cuatro, Yo, el licenciado JORGE ALFREDO DOMÍNGUEZ MARTÍNEZ, Titular de la Notaría Pública Número Ciento Cuarenta del Distrito Federal, HAGO CONSTAR: LA EMISIÓN DE CERTIFICADOS DE PARTICIPACIÓN ORDINARIOS NO AMORTIZABLES” denominados CERTIFICADOS “ICA CPO´S, CLASE ÚNICA, TERCERA EMISIÓN” (en lo sucesivo los “Certificados”) que otorga por declaración unilateral de voluntad “BANCO NACIONAL DE MÉXICO, S.A”., INSTITUCIÓN DE BANCA MÚLTIPLE, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX (en lo sucesivo indistintamente, la “Emisora” o la “Fiduciaria”), representado en este acto por el Señor Licenciado Gabriel Uribe Corona y la Licenciada Sandra Navarro Camarillo, en su carácter de Delegados Fiduciarios, con la intervención y conformidad de “HSBC MÉXICO, S.A”., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC (en lo sucesivo el “Representante Común”), representado en este acto por el señor licenciado Jorge Garay Espinosa, a efecto de aceptar el cargo de Representante Común de los Tenedores de los Certificados; y con la comparecencia de la “COMISIÓN NACIONAL BANCARIA Y DE VALORES”, (en lo sucesivo la “CNBV”), representada por el señor Licenciado José Antonio Bahena Morales, al tenor de lo siguiente:

------------------------------------------ P R O T E S T A    D E    L E Y

- - - - Los comparecientes bajo protesta de decir verdad, apercibidos de las sanciones en que incurren los que declaran con falsedad ante quienes están investidos de fe pública, en los términos del artículo trescientos once (311) del Código Penal, en relación con la fracción segunda del artículo ciento sesenta y cinco (165), y fracción doce romano del artículo ciento dos (102 fracción XII) de la Ley del Notariado en vigor, ambos para el Distrito Federal, otorgan los siguientes, Antecedentes, Declaraciones y Cláusulas:

---------------------------------------------- A N T E C E D E N T E S

- - - - I.- FIDEICOMISO:

- - - - a) Con fecha veintidós de noviembre de mil novecientos ochenta y nueve, la Comisión Nacional de Inversiones Extranjeras, emitió resolución favorable para la constitución del Fideicomiso Maestro de Inversión Neutra identificado con el número 771-7 (setecientos setenta y uno guión siete), mismo que fue constituido el veinticuatro de noviembre de mil novecientos ochenta y nueve ante “NACIONAL FINANCIERA”, (en lo sucesivo el “Fideicomiso Original”).

- - - - b) Con fecha veintiocho de febrero de mil novecientos noventa y dos, la Dirección General de Inversiones Extranjeras emitió el oficio número 124.113.92-1209, por el que autoriza a “EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE” (en lo sucesivo “ICA”) afectar el 100 por ciento de las acciones representativas de su capital social al Fideicomiso Original.

- - - - c) Con fecha veintiséis de marzo del mil novecientos noventa y dos ICA afectó al Fideicomiso Original 100 (cien) acciones ordinarias, nominativas, sin expresión de valor nominal, de la clase única, representativas de parte de su capital social y que cotizaban en la Bolsa Mexicana de Valores, S.A. de C.V., con la finalidad de emitir Certificados de Participación Ordinarios No Amortizables y permitir así la participación de inversionistas extranjeros.

- - - - d) En términos de oficio de autorización número 601-VI-TBM-17581 de fecha del 2 de abril de 1992, emitido por la entonces Comisión Nacional Bancaria, se realizó una emisión de Certificados de Participación Ordinario No Amortizables denominada Certificados “ICA CPOs, Clase Única”, por la cantidad original de 24’000,000 (veinticuatro millones), lo cual consta en la escritura pública número 97,940 de fecha 2 de abril de 1992, otorgada ante el Lic. Homero Díaz Rodríguez, Notario Público número 54 del Distrito Federal.

- - - - e) En términos de oficio de autorización número 601-VI-GMVC-55042 de fecha del 10 de diciembre de 1993, emitido por la entonces Comisión Nacional Bancaria, se realizó una segunda emisión de Certificados de Participación Ordinarios No Amortizables denominada Certificados “ICA CPOs, Clase Única, Segunda Emisión”, por la cantidad original de 79’750,000 (setenta y nueve millones setecientos cincuenta mil), lo cual consta en la escritura pública número 102,567 de fecha 10 de diciembre de 1993, otorgada ante el Lic. Homero Díaz Rodríguez, Notario Público número 54 del Distrito Federal.

- - - - f) Con fecha 2 de septiembre de 1996, la Dirección General de Inversión Extranjera emitió oficio número 514.113.96-19462, por el cual se comunica a la Emisora no requerir de autorización para la constitución de un nuevo fideicomiso ni para realizar la sustitución fiduciaria del fiduciario original “NACIONAL FINANCIERA”, respecto a las emisiones de los Certificados “ICA CPOs, Clase Única” y de los Certificados “ICA CPOs, Clase Única, Segunda Emisión”.

- - - - g) Con fecha 13 de septiembre de 1996, se llevó a cabo Asamblea de Tenedores de los Certificados “ICA CPOs, Clase Única” y de los Certificados “ICA CPOs, Clase Única, Segunda Emisión”, en la que se acordó, entre otras cosas, aceptar la sustitución de “NACIONAL FINANCIERA”, SOCIEDAD NACIONAL DE CRÉDITO, INSTITUCIÓN DE BANCA DE DESARROLLO como fiduciario, respecto de las acciones representativas del capital social de ICA afectas al patrimonio del Fideicomiso Original, y la designación como fiduciario sustituto a “BANCO NACIONAL DE MÉXICO”, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA. En consecuencia, se acordó que “BANCO NACIONAL DE MÉXICO”, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, DIVISIÓN FIDUCIARIA, como fiduciario sustituto, asumiría el carácter de emisor respecto a los Certificados “ICA CPOs, Clase Única” y de los Certificados “ICA CPOs, Clase Única, Segunda Emisión” en términos de lo establecido en cada una de las actas de emisión, como si hubiera sido el emisor original, a partir de la fecha en que se formalizó la sustitución.

- - - - h) Con fecha 26 de noviembre de 1996, el Banco de México emitió oficio número REF.S21/10053, por el cual otorga su opinión favorable para llevar a cabo la sustitución fiduciaria del fiduciario original Nacional Financiera, S.N.C., Institución de Banca de Desarrollo.

- - - - i) Con fecha 15 de mayo de 1997, se llevó a cabo Asamblea de Tenedores de los Certificados “ICA CPOs, Clase Única” y de los Certificados “ICA CPOs, Clase Única, Segunda Emisión”, en la que se acordó, entre otras cosas, aprobar las modificaciones al contrato de fideicomiso derivado de la sustitución de fiduciario y de las modificaciones a las actas de emisión correspondientes a los Certificados “ICA CPOs, Clase Única” y a los Certificados “ICA CPOs, Clase Única, Segunda Emisión”.

- - - - j) Con fecha 28 de mayo de 1997, mediante declaración unilateral de voluntad de Nacional Financiera, S.N.C., Institución de Banca de Desarrollo (como fiduciario), se realizaron ciertas modificaciones a las actas de emisión correspondientes a los certificados de participación referidos en los incisos d) y e) del Antecedente I de esta escritura, a fin de sustituir a Nacional Financiera, S.N.C., Institución de Banca de Desarrollo, como fiduciario original por la Fiduciaria como emisor y fiduciario sustituto, lo cual consta en la escritura pública número 57,277 de fecha 28 de mayo de 1997, otorgada ante el Lic. Jorge Alfredo Domínguez Martínez, Notario Público número 140 del Distrito Federal.

- - - - k) Con fecha 28 de mayo de 1997, Nacional Financiera, S.N.C., Institución de Banca de Desarrollo, División Fiduciaria (como fiduciario original), Banco Nacional de México, S.A., Institución de Banca Múltiple (como fiduciario sustituto), Banco Internacional, S.A., Institución de Banca Múltiple, Grupo Financiero Bital (ahora HSBC MÉXICO, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC) (como representante común), e ICA (como fideicomitente), celebraron convenio de sustitución de fiduciario, por virtud del cual la Fiduciaria asume el carácter de fiduciario sustituto y emisor de los Certificados “ICA CPOs, Clase Única” y de los Certificados “ICA CPOs, Clase Única, Segunda Emisión”, así como la transmisión de las acciones representativas del capital social de ICA que a esa fecha se encontraban afectas al patrimonio del Fideicomiso Original para aportarse al patrimonio del Fideicomiso Emisor (tal y como este término se define en el inciso siguiente).

- - - - l) Con fecha 28 de mayo de 1997, ICA (como fideicomitente), la Fiduciaria (como fiduciario), y con la comparecencia de Banco Internacional, S.A., Institución de Banca Múltiple, Grupo Financiero Bital (ahora HSBC MÉXICO, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC) (como representante común), celebraron contrato de fideicomiso irrevocable identificado con el número 13400-5 (trece mil cuatrocientos guión cinco) (en lo sucesivo el “Fideicomiso Emisor”).

- - - - Una copia del Fideicomiso Emisor la agrego al apéndice de este instrumento con la letra “A”.

- - - - m) Con oficio DGE-1278-34661 de fecha 21 de noviembre de 1997 la Comisión Nacional Bancaria y de Valores actualizó la inscripción de las acciones de ICA en las Secciones de Valores y Especial del Registro Nacional de Valores, misma que refleja el split  en proporción de seis a uno decretado en Asamblea General Extraordinaria de accionistas de dicha sociedad el 21 de abril de 1997 y  como consecuencia se incrementan los CPO’s  emitidos a esa fecha en proporción al split decretado.

- - - - El Fiduciario con escrito de fecha 18 de julio de 1997 comunicó a la Comisión Nacional Bancaria y de Valores el aumento en el número de CPO’s resultado del split anteriormente señalado y la sustitución de los nuevos Títulos ante el S.D. INDEVAL, S. A. de C. V.

- - - - II.-BIENES FIDEICOMITIDOS:

- - - - A) Afectas al fideicomiso a que se refiere al  Antecedente I existen cien acciones ordinarias nominativas sin expresión de valor nominal de la Clase Única representativas del capital social de “ICA” cuyos estatutos sociales contienen la cláusula de exclusión de extranjeros.

- - - - B) A la fecha se encuentran afectas al patrimonio del Fideicomiso Emisor: i) 144’000,000 (ciento cuarenta y cuatro millones) de acciones ordinarias, nominativas, sin expresión de valor nominal, de la clase única, representativas del capital social de ICA, por virtud de una primera emisión de certificados denominados Certificados “ICA CPOs, Clase Única”, lo cual consta en la escritura pública número 97,940 de fecha 2 de abril de 1992, otorgada ante el Lic. Homero Díaz Rodríguez, Notario Público número 54 del Distrito Federal; y ii) 478’500,000 (cuatrocientos setenta y ocho millones quinientos mil) acciones ordinarias, nominativas, sin expresión de valor nominal, de la clase única, representativas del capital social de ICA, por virtud de una segunda emisión de certificados denominados Certificados “ICA CPOs, Clase Única, Segunda Emisión”, lo cual consta en la escritura pública número 102,567 de fecha 10 de diciembre de 1993, otorgada ante el Lic. Homero Díaz Rodríguez, Notario Público número 54 del Distrito Federal.

- - - - C) Las acciones fideicomitidas que servirán de base para la presente Emisión de Certificados son las acciones ordinarias, nominativas, sin expresión de valor nominal, de la Clase Única, representativas del capital social pagado de ICA, hasta la cantidad máxima de 1,243’122,866 (un mil doscientos cuarenta y tres millones ciento veintidós mil ochocientos sesenta y seis) y que conforme al Fideicomiso Emisor y a la presente acta, son susceptibles de incorporarse al fondo común de la Emisión materia de esta escritura; la totalidad de las acciones ordinarias, nominativas, sin expresión de valor nominal, de la clase única, representativas del capital social pagado de ICA están inscritas en la Sección de Valores del Registro Nacional de Valores a cargo de la Comisión Nacional Bancaria y de Valores y cotizan en la Bolsa Mexicana de Valores, S. A. de C. V.

- - - - D) Las acciones están inscritas en la Sección de Valores del Registro Nacional de Valores de la Comisión Nacional Bancaria y de Valores y cuentan con aprobación para cotizar en la Bolsa Mexicana de Valores S. A. de C. V. y ser objeto de inversión institucional según oficio DGE-212-212 de 24 de marzo de 2004 otorgado por la referida Comisión.

- - - - III.- ACTA DEL COMITÉ TECNICO DEL FIDEICOMISO.

- - - - El Comité Técnico, en sesión celebrada el 28 de mayo de dos mil cuatro, acordó conforme a las facultades que se le otorgan en el Fideicomiso Emisor llevar a cabo la emisión de Certificados, con las características que se mencionan en el Acta de Sesión de Comité Técnico y que se reproducen en las Cláusulas de esta Escritura.

- - - - Una copia del Acta de Sesión de Comité Técnico de donde se tomó el acuerdo mencionado la agrego al apéndice de este instrumento con la letra “B”.

- - - - IV.-DICTÁMEN.

- - - - FITCH MÉXICO, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, en su carácter de dictaminador, formuló el Dictamen a que se refiere los artículos 228 h (doscientos veintiocho h) de la Ley General de Títulos y Operaciones de Crédito y 14 Bis 8 (catorce bis ocho) de la Ley del Mercado de Valores, para, con base en el valor contable de las acciones que ampara a los Certificados que se emiten, fijar el valor total nominal de la Emisión; dicho dictamen consta en el documento que se agrega al apéndice de este instrumento con la letra “C”.

- - - - V.- SOLICITUD A LA COMISIÓN NACIONAL BANCARIA Y DE VALORES: El Fiduciario giró escrito a la Comisión Nacional Bancaria y de Valores solicitando su aprobación para la presente Emisión de Certificados, misma que se agrega al apéndice en el legajo marcado con el número de este instrumento bajo la letra “D”.

------------------------------------------------ D E C L A R A C I O N E S

- - - - I.- DECLARA LA EMISORA, por conducto de su representante legal, que:

- - - - PERSONALIDAD Y REPRESENTACIÓN. El señor Gabriel Uribe Corona y la señora Sandra Navarro Camarillo son Delegados Fiduciarios de BANCO NACIONAL DE MÉXICO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, acredita la legal existencia de su representada y su personalidad con la copia certificada de los antecedentes respectivos que se agregan al apéndice de este instrumento con la letra “E”.

- - - - II.- DECLARACIONES DEL REPRESENTANTE DE LA COMISIÓN NACIONAL BANCARIA Y DE VALORES:

- - - - 1. REPRESENTACIÓN.- El representante de la Comisión Nacional Bancaria y de Valores declara que es servidor público de la citada Comisión  y acredita su personalidad que ostenta con el documento que en fotocopia agrego al apéndice de este instrumento bajo la letra “F”.

- - - - 2. APROBACIÓN.- Que la Comisión Nacional Bancaria y de Valores ha emitido su aprobación para llevar a cabo la Emisión de los Certificados, según consta en el oficio que se agrega al apéndice en el legajo marcado con el número de este instrumento bajo la letra “G”.

- - - - III.- DECLARACIONES DEL REPRESENTANTE COMÚN: por conducto de su representante legal, que:

- - - - 1.- PERSONALIDAD Y REPRESENTACIÓN.- El Señor licenciado Jorge Garay Espinosa  acredita la legal existencia de su representada y su personalidad, con la copia certificada de los antecedentes respectivos, que se agregan al apéndice de este instrumento como letra “H”.

- - - - 2.- DESIGNACIÓN.- Que en el Fideicomiso Emisor consta que se designó a Banco Internacional, S. A., Institución de Banca Múltiple, Grupo Financiero Bital (hoy HSBC MÉXICO, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero HSBC) como Representante Común de los Certificados de Participación Ordinarios No Amortizables emitidos y que se emitan por el Fiduciario.

- - - - 3.- VERIFICACIONES.- Que para cumplir con lo dispuesto en el artículo 228 r (doscientos veintiocho r) de la Ley General de Títulos y Operaciones de Crédito, ha verificado.

- - - - a) La constitución del Fideicomiso Emisor base de esta Emisión y cuya reglamentación contractual conoce;

- - - -b) La existencia de las acciones de ICA, referidas en el Antecedente II de esta escritura; la existencia comprobatoria de las acciones.

- - - - c) La existencia del acuerdo adoptado por el Comité Técnico del Fideicomiso Emisor en sesión celebrada el 28 de mayo de 2004, en la cual se acordó realizar la emisión de los Certificados, copia del cual se agrega al apéndice de esta escritura con la letra “B”.

- - - - d) La existencia del Dictamen realizado por Fitch México, Sociedad Anónima de Capital Variable, señalado en el numeral IV (cuatro romano) del apartado de Antecedentes del presente instrumento.

- - - - e) La autenticidad y legalidad de los documentos exhibidos.

- - - - V.- DECLARACIÓN COMÚN.

- - - - Los comparecientes bajo su estricta y exclusiva responsabilidad, aseguran la autenticidad de los documentos exhibidos.

- - - - EXPUESTO LO ANTERIOR. La Emisora otorga la presente Emisión conforme a las siguientes:

------------------------------------------------- C L Á U S U L A S

- - - - PRIMERA.- EMISIÓN. La Emisora, por declaración unilateral de voluntad y para cumplir con los fines del Fideicomiso Emisor a que se refiere el numeral I (UNO ROMANO) del apartado de Antecedentes de este instrumento y por instrucciones del Comité Técnico, emite un total de 1,243’122,866 (UN MIL DOSCIENTOS CUARENTA Y TRES MILLONES CIENTO VEINTIDÓS MIL OCHOCIENTOS SESENTA Y SEIS) de Certificados de Participación Ordinarios No Amortizables nominativos denominados CERTIFICADOS “ICA CPO´S, CLASE ÚNICA, TERCERA EMISIÓN”, con valor nominal de $2.8067 (DOS PESOS 8067/10000 MONEDA NACIONAL) por certificado y con un valor total nominal de $3,489’072,948.00 (TRES MIL CUATROCIENTOS OCHENTA Y NUEVE MILLONES SETENTA Y DOS MIL NOVECIENTOS CUARENTA Y OCHO PESOS 00/100 MONEDA NACIONAL), valores que se fijan exclusivamente para los efectos establecidos en los artículos 228 l (doscientos veintiocho l) y 228 m fracción cinco romano (doscientos veintiocho m, fracción V) de la Ley General de Títulos y Operaciones de Crédito.

- - - - El Fondo Común. El fondo común de esta emisión se constituye:

- - - - a) Con las cien acciones clase única de la sociedad emisora “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, que se encuentran fideicomitidas.

- - - - b) Con el resto de las acciones CLASE ÚNICA de dicha emisora hasta el limite de 1,243’122,866 (UN MIL DOSCIENTOS CUARENTA Y TRES MILLONES CIENTO VEINTIDÓS MIL OCHOCIENTOS SESENTA Y SEIS) de las que actualmente se encuentran en circulación que se incorporen con posterioridad al patrimonio del Fideicomiso Emisor y al fondo común de esta emisión.

- - - - c) Con las acciones que la Fiduciaria suscriba en proporción al número de acciones clase única de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, que detente como consecuencia de un aumento de capital por nuevas aportaciones decretado por la Asamblea General de Accionistas; siempre y cuando reciba oportunamente de los tenedores de los certificados de participación los fondos necesarios.

- - - - d) Con los rendimientos en acciones que generen los títulos integrantes del fondo común.

- - - - En los términos del artículo 228-k (doscientos veintiocho k), de la Ley General de Títulos y Operaciones de Crédito, la Fiduciaria no está obligada a pagar a los tenedores el valor nominal de los certificados que se emiten.

- - - - La Fiduciaria podrá incrementar el número de los Certificados emitidos al amparo de este acto para reconocer los frutos o rendimientos que los Certificados produzcan en los términos del inciso a) del artículo 228 a (doscientos veintiocho a) de la Ley General de Títulos y Operaciones de Crédito, cuando dichos frutos o rendimientos sean consecuencia de un incremento en el número de acciones de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, en el patrimonio del Fideicomiso Emisor base de las emisiones y que el incremento a su vez genere alguno de los siguientes supuestos:

- - - - a) Aumento en el capital social de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE  por capitalización de dividendos, o pago de estos con acciones de tesorería de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE.

- - - - b) Aumento en el capital social de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, que la fiduciaria haya suscrito y pagado por instrucciones de uno o más tenedores de los Certificados, y en ejercicio del derecho preferente que se alude en el artículo ciento treinta y dos (artículo 132) de la Ley General de Sociedades Mercantiles.

- - - - En los supuestos a que aluden los incisos precedentes:

- - - - 1.- La Fiduciaria solicitará la emisión del dictamen correspondiente sobre las nuevas acciones susceptibles de incorporarse al fondo común de la Emisión y con base en dicho dictamen, solicitará autorización de la Comisión Nacional Bancaria y de Valores.

- - - - 2.- La Fiduciaria, con la comparecencia de la Comisión Nacional Bancaria y de Valores, por declaración unilateral de voluntad otorgada ante notario público modificará el acta de emisión que corresponda para hacer constar el nuevo número de certificados emitidos, considerando el incremento producido a consecuencia de la presentación del supuesto de que se trate de los dos antes señalados.

- - - - 3.- La Fiduciaria sustituirá el título único que anteriormente haya depositado en el S.D. INDEVAL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES por uno nuevo que refleje el nuevo número de certificados emitidos. El título anterior se cancelará y el nuevo título quedará depositado en el S.D. INDEVAL,  SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES.

- - - - 4.- Los CPO`S emitidos invariablemente representarán cada uno de ellos una acción.

- - - - En lo que respecta al incremento de acciones en virtud de split, la fiduciaria canjeará el título único que anteriormente se haya depositado en S.D. INDEVAL,  SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, por uno nuevo, en el que asiente el número de Certificados que corresponda en función de la multiplicación de acciones. Para asentar el nuevo número de Certificados se multiplicará el anteriormente emitido, por el mismo múltiplo utilizado para las acciones debiendo dar aviso a la Comisión Nacional Bancaria y de Valores.

- - - - Para la colocación y puesta en circulación de los Certificados de Participación emitidos en esta escritura deberá estarse a lo siguiente:

- - - - A). - Por cada acción fideicomitida en el Fideicomiso Emisor, la Fiduciaria deberá poner en circulación un Certificado de Participación Ordinario No Amortizable, correspondiente a la sociedad emisora, hasta el monto establecido en el primer párrafo de esta cláusula.

- - - - B). - Por ningún motivo podrá la Fiduciaria poner en circulación una cantidad mayor de certificados que la cantidad de acciones de la sociedad emisora que se encuentren afectadas al fideicomiso citado y que hayan pasado a formar parte del fondo común de esta emisión.

- - - - SEGUNDA.- COLOCACIÓN DE LOS CERTIFICADOS.- El fiduciario inscribirá los Certificados de mérito en el Registro Nacional de Valores y se negociarán por conducto de la Bolsa Mexicana de Valores, Sociedad Anónima  de Capital Variable, y de las Casas de Bolsa autorizadas. Los certificados están destinados a ser adquiridos por inversionistas extranjeros en los términos del oficio número mil doscientos nueve de fecha veintiocho de febrero de mil novecientos noventa y dos, emitido por la Dirección General de Inversiones Extranjeras, del cual una copia se agrega al apéndice de esta escritura, con la letra “I”.

- - - - TERCERA.- PRECIO DE COLOCACIÓN.- Los certificados materia de esta emisión, se colocarán en un precio igual al valor del mercado que tengan las acciones fideicomitidas que respaldan los certificados en circulación uno a uno a la fecha de colocación de certificados, entendiéndose por valor de mercado el vigente cada día de operaciones de la Bolsa Mexicana de Valores, Sociedad Anónima de Capital Variable, con las variaciones que durante una misma jornada bursátil puedan experimentar.

- - - - CUARTA.- CARACTERÍSTICAS DE LOS CERTIFICADOS.- Los Certificados tendrán las siguientes características:

- - - - a).- Contendrán la mención de ser Certificados de Participación Ordinarios, así como la denominación CERTIFICADOS “ICA CPO´S, CLASE ÚNICA, TERCERA EMISIÓN”.

- - - - b).- Serán nominativos;

- - - - c).- Serán no amortizables;

- - - - d).- Para los efectos circunscritos de los artículos doscientos veintiocho (l) y fracción V (romano) del doscientos veintiocho (n) de la Ley General de Títulos y Operaciones de Crédito, contendrán la mención de su valor nominal, que será equivalente al valor contable de las acciones de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, según los Estados Financieros de esa sociedad con números al 31 de marzo de 2004 y al 31 de diciembre de 2003, estos últimos auditados por el despacho de contadores Deloitte  & Touche, Galaz, Yamazaki, Ruíz Urquiza, S.C., y ambos presentados a la BOLSA MEXICANA DE VALORES, S.A. DE C.V.

- - - - En términos del artículo doscientos veintiocho (k) del citado Ordenamiento, la Emisora no queda obligada al pago de sus tenedores del valor nominal de los certificados.

- - - - e).- No tendrán rendimiento mínimo garantizado.

- - - f).- Cumplirán los demás requisitos y menciones a que se refiere el artículo doscientos veintiocho (n) de la Ley General de Títulos y Operaciones de Crédito.

- - - - QUINTA.- TÍTULOS DE LOS CERTIFICADOS.- Los certificados que se emiten estarán amparados por un título único o un título múltiple que se depositará en la “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, endosado en administración en los términos y para los efectos de lo dispuesto en los artículos cincuenta y siete, sesenta y siete y setenta y cuatro y demás aplicables de la Ley del Mercado de Valores, por lo que los titulares de los certificados acreditaran sus derechos de acuerdo en términos de lo dispuesto en los artículos setenta y cuatro, segundo párrafo, y setenta y ocho de la Ley del Mercado de Valores.

- - - - La Fiduciaria gestionará que la “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, abra cuentas de depósito especiales para registrar las adquisiciones de los certificados de mérito que efectúe cada tenedor de estos títulos.

- - - - SEXTA.- PLAZO.- El plazo de vigencia de los certificados será el mismo que el del Fideicomiso a que se hace referencia en el antecedente I de este escritura.

- - - - En caso de extinción del Fideicomiso Emisor, la Fiduciaria procederá a la enajenación de los títulos que conformen el patrimonio del fideicomiso y pondrá a disposición de los tenedores de Certificados de mérito, la parte alícuota del producto que tenga dicha enajenación.

- - - - Al término de la vigencia de esta emisión, se extinguirá la misma y la Fiduciaria procederá a la enajenación de las acciones fideicomitidas que respalden dicha emisión de certificados y pondrá a disposición de sus tenedores la parte alícuota que se obtenga por dicha enajenación. La Fiduciaria deberá iniciar los actos y gestiones tendientes a la extinción del fideicomiso con una anticipación de 12 (doce) meses al cumplimiento de dicho plazo, al término de los cuales procederá a la venta de los títulos para los efectos anteriores y en todo caso deberá estarse a lo previsto por el articulo doscientos veintiocho (t) de la Ley General de Títulos y Operaciones de Crédito en vigor.

- - - - En caso de que las acciones de la CLASE ÚNICA de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, dejen de cotizar en la “BOLSA MEXICANA DE VALORES”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, se seguirá el siguiente procedimiento de cancelación del título de los Certificados.

- - - - a).- Previa notificación del “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, de que no existen Certificados en circulación y conformidad del “REPRESENTANTE COMÚN”, la Fiduciaria retirará del “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, el título único que ampara los Certificados emitidos y lo cancelará, dando aviso al Comité Técnico del Fideicomiso Emisor y a la “COMISION NACIONAL BANCARIA Y DE VALORES”.

- - - - b).- Previamente a la extinción total del Fideicomiso Emisor, y dentro del plazo de 12 (doce) meses a que se refiere esta cláusula y la Cláusula Octava del Fideicomiso Emisor, la Fiduciaria hará constar la cancelación de los títulos “ÚNICOS” que estén en este supuesto, en adición a las emisiones que se cancelen en ese momento.

- - - - En el caso de que “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, decrete una reestructuración corporativa de su capital, que tenga como resultado que sus acciones no se ajusten a los supuestos regulados por el Reglamento de la Ley de Inversión Extranjera y del Registro Nacional de Inversiones Extranjeras, la Fiduciaria tramitará la extinción parcial del Fideicomiso Emisor respecto de los Certificados emitidos sobre las acciones de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, satisfaciendo los requisitos siguientes:

- - - - a).- Obtener notificación del “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, de que no existan Certificados en circulación.

-  - - b).- Notificación de la Fiduciaria a la Dirección General de Inversiones Extranjeras de la Secretaría de Economía.

- - - - c).- Cancelación de la emisión correspondiente mediante declaración unilateral de voluntad de la Fiduciaria ante notario público, con la intervención del “REPRESENTANTE COMÚN” y previa autorización de la “COMISION NACIONAL BANCARIA Y DE VALORES”.

- - - - d).- Cancelación de la inscripción en el Registro Público de Comercio del Distrito Federal del Acta de Emisión.

- - - - e).- “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, deberá cubrir todos los gastos inherentes a este proceso.

- - - - SÉPTIMA.- DERECHOS DE LOS TENEDORES.- Los Certificados que se emiten representan para sus tenedores el derecho a la parte alícuota de los rendimientos de las acciones fideicomitidas que integren el fondo común de esta emisión en las fechas en que la Sociedad Emisora decrete y/o pague dividendos a sus accionistas.

- - - - Los certificados de mérito, en consecuencia, conferirán a sus tendedores el derecho a una parte alícuota del producto neto de la venta de dichas acciones que integren el fondo común de esta emisión, al ocurrir la extinción del Fideicomiso.

- - - - Las personas morales extranjeras, personas físicas extranjeras, unidades económicas extranjeras sin personalidad jurídica, empresas mexicanas en las que participe mayoritariamente el capital extranjero,, y los inmigrados que se encuentren vinculados con cualquier centro de decisión económica del exterior, por el solo hecho de la adquisición y tenencia de los certificados de participación a los que se refiere este instrumento, se entenderá que convienen con el Gobierno Mexicano, ante la Secretaría de Relaciones Exteriores, en considerarse como nacionales respecto a los certificados de participación que adquieran y de los que sean legítimos tenedores y conviene por el solo hecho de su adquisición y tenencia en no invocar, por lo mismo, la protección de sus Gobiernos bajo pena, en caso contrario, de perder la titularidad de los certificados de participación de mérito en beneficio de la Nación Mexicana.

- - - - OCTAVA.- La Fiduciaria instruirá a “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, para que ésta ejercite los derechos patrimoniales que correspondan a las acciones que formen parte del fondo común de esta emisión, abonando directamente a las cuentas de los tenedores de Certificados de mérito el importe de los rendimientos, cuando éstos sean decretados y pagados en efectivo por la sociedad emisora de las acciones que integran el fondo común. En los casos en que la Asamblea General de Accionistas de la sociedad emisora decrete rendimientos en acciones, los derechos correspondientes serán ejercidos por el “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, por cuenta y a favor de la Fiduciaria, incorporando las acciones producto al fondo común de la emisión y liberará la misma cantidad de certificados de participación a favor de los tenedores de dichos certificados en la proporción que corresponda a su tenencia.

- - - - La Fiduciaria y la “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES deberán tomar las medidas necesarias con la oportunidad que el mercado requiera cuando la cantidad de los certificados emitidos deba ser incrementada mediante una nueva emisión, a efecto de que en todo momento se puedan cubrir todas las posiciones de los tenedores de certificados por las variaciones en el capital social de la sociedad emisora de las acciones fideicomitidas.

- - - - En todo caso el monto máximo de los certificados que podrá ser emitido, previa la aprobación de la Comisión Nacional Bancaria y de Valores, será igual al total de las acciones de la serie respectiva de la sociedad emisora.

- - - - En el caso de que “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, acuerde para la Serie a la que corresponden las acciones fideicomitidas, el pago de rendimientos en acciones de libre suscripción, la Fiduciaria recibirá dichas acciones y las repartirá en la proporción que corresponda entre los tenedores de los Certificados.

- - - - La Fiduciaria deberá cuidar que los movimientos contables de ingreso y retiro de dichas acciones se registren en las cuentas que lleve la “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, de lo cual esta deberá informar.

- - - - Cuando los derechos patrimoniales signifiquen un derecho de opción, como en los casos de suscripción, éste será ejercido por la Fiduciaria, por conducto de la “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, para lo cual le autoriza a que, por su cuenta, reciba los fondos para la suscripción de parte de los tenedores de certificados de participación. Las acciones productos de las suscripciones que ejerza la “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, en estos términos, serán entregados a la Fiduciaria para su incorporación al fondo común de la emisión y para la liberación de la misma cantidad de certificados a favor de los tenedores de los certificados, de acuerdo con las cantidades que cada uno de ellos haya entregado para dicho fin.

- - - - NOVENA.- La Fiduciaria ejercerá los derechos corporativos de los bienes fideicomitidos en los términos previstos en el Fideicomiso Emisor y el Acta del Comité Técnico a que se hace mención en el Antecedente III de este instrumento. En ningún momento a los tenedores de los certificados de mérito les corresponderán los derechos corporativos que confieran los bienes fideicomitidos.

- - - - DÉCIMA.- HONORARIOS DE LA INDEVAL.- Los honorarios de la “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, por la administración y custodia de los certificados que se depositen en dicha empresa serán pagados por los intermediarios financieros quienes, a su vez, los trasladarán a los tenedores de certificados.

- - - - DÉCIMA PRIMERA.- ACEPTACIÓN DEL REPRESENTANTE COMÚN.- HSBC MÉXICO, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO HSBC, acepta el cargo que se le confiere de representante común de los tenedores de los Certificados, ratifica las manifestaciones hechas en la Declaración III de este instrumento, asume las obligaciones y derechos que derivan de este instrumento y del Fideicomiso Emisor; y autoriza con su firma el título único referido en la Cláusula Quinta de este instrumento.

- - - - DÉCIMA SEGUNDA.- HONORARIOS DE LA FIDUCIARIA.- La Fiduciaria cobrará por concepto de honorarios las cantidades que se convienen en instrumento por separado entre la Fiduciaria y “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE. Los honorarios de la Fiduciaria, del representante común de los tenedores de los certificados, así como los demás gastos, cuotas, derechos y honorarios que se causen con motivo de esta escritura, de su inscripción en el Registro Público de Comercio y en el Registro Nacional de Valores, Sección de Valores, en su caso, serán a cargo de “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, conforme al convenio que tiene celebrado al efecto, con la Fiduciaria.

- - - - DÉCIMA TERCERA.- El importe de los dividendos a que tengan derecho los tenedores, así como el importe de la venta del fondo común si esto ocurre, en caso de no ser cobrado por los tenedores a tiempo, será conservado por la Fiduciaria, sin causa de interés a favor de los tenedores de los certificados, hasta que ocurra la prescripción a que se refiere el artículo 228 v (doscientos veintiocho v) de la Ley General de Títulos y Operaciones de Crédito.

- - - - DÉCIMO CUARTA.- En los términos del artículo doscientos veintiocho m “in fine” de la Ley General de Títulos y Operaciones de Crédito en vigor, la Fiduciaria y las Casas de Bolsa que coloquen entre el público inversionista los certificados de mérito deberán insertar en los avisos o la propaganda respectiva los pactos anteriores.

- - - - DÉCIMO QUINTA.- HONORARIOS DEL REPRESENTANTE COMÚN.- El “Representante Común” percibirá los honorarios que se pacten en el convenio que al efecto se celebra con “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE.

- - - - DÉCIMO SEXTA.- SUJECIÓN.- Para los efectos específicos de esta emisión, se transcribe la Cláusula Séptima del Fideicomiso Emisor de fecha veintiocho de mayo de mil novecientos noventa y siete, que a la letra dice: “Los tenedores de los Certificados de Participación Ordinarios emitidos que se incorporen al negocio que en este contrato se contiene, por la adquisición de Certificados de Participación que con fundamento en el contrato emita la Fiduciaria, por ese sólo hecho quedarán sujetos a las estipulaciones de este contrato y de las actas de emisión correspondientes”.

- - - - DÉCIMO SÉPTIMA.- COMPARECENCIA DE LA COMISIÓN NACIONAL BANCARIA Y DE VALORES.- En relación con lo manifestado en la Declaración I inciso n) de esta escritura y en cumplimiento de lo dispuesto por el artículo 228 o (doscientos veintiocho o) de la Ley General de Títulos y Operaciones de Crédito, comparece a este acto la “CNBV”, representada por su Director General de Autorizaciones, el señor Licenciado JOSÉ ANTONIO BAHENA MORALES, quien suscribe el siguiente instrumento.

- - - - DÉCIMO OCTAVA.-LEGISLACIÓN Y TRIBUNALES.- Para la interpretación y cumplimiento del presente acto serán aplicables las leyes y uso bancarios, bursátiles y mercantiles de México. Para la solución de cualquier conflicto sobre el alcance, cumplimiento o incumplimiento de este instrumento, las partes se someten y los tenedores de certificados de participación quedarán igualmente sometidos a los Tribunales del Distrito Federal, por lo que los primeros renuncian, y los segundos se entenderá que renuncian por el hecho mismo de su adquisición de los certificados, a cualquier otro fuero que por razón de su actual o futuro domicilio, pudiera corresponderles.

------------------------------------------------ G E N E R A L E S

- - - - El señor licenciado GABRIEL URIBE CORONA, mexicano por nacimiento, originario del Distrito Federal, donde nació el cuatro de mayo de mil novecientos setenta, casado, funcionario bancario, con  domicilio en calle Bosque de Duraznos número setenta y cinco, penthouse, colonia Bosques de las Lomas, en esta ciudad, y se identifica con pasaporte número “95320003844”, expedido el diez de abril de mil novecientos noventa y cinco por la Secretaría de Relaciones Exteriores.

- - - - La señora licenciada SANDRA NAVARRO CAMARILLO, mexicana por nacimiento, originaria del Distrito Federal, donde nació el diez de febrero de mil novecientos setenta y seis, casada, funcionaria bancaria, con igual domicilio que el anterior y se identifica con credencial para votar folio número “0000081100263”, expedida por el Instituto Federal Electoral.

- - - - El señor licenciado JORGE GARAY ESPINOSA, mexicano por nacimiento, originario de Lubbock, Texas, donde nació el seis de agosto de mil novecientos cincuenta y ocho, soltero, funcionario bancario, con domicilio en Paseo de la Reforma número ciento cincuenta y seis, décimo piso, colonia Juárez, en esta ciudad, y se identifica con copia certificada de la cédula profesional número “1706963”, expedida el diez de julio de mil novecientos noventa y dos por la Secretaría de Educación Pública.

- - - - El señor licenciado JOSÉ ANTONIO BAHENA MORALES, mexicano por nacimiento, originario de Zacatepec, Estado de México, donde nació el veintiuno de noviembre de mil novecientos cincuenta y tres, casado, servidor público, con domicilio en Insurgentes Sur número mil novecientos setenta y uno, torre Sur, cuarto piso, colonia Guadalupe Inn, en esta ciudad, y se identifica con credencial para votar folio número “88539304”, expedida por el Instituto Federal Electoral.

------------------------------------------------ DESCARGO DE NOTAS

- - - - De requerirse las notas complementarias se harán o continuarán en su caso, en las dos caras interiores y en la exterior trasera de la camisa en que, en orden numérico, los documentos del apéndice han quedado agregados al mismo. Por ello, agrego dicha camisa al apéndice indicado, sólo que con la letra "A".

----------------------------- YO, EL NOTARIO, HAGO CONSTAR BAJO MI FE:

- - - - I.- Que los comparecientes se identificaron con el documento relacionado al final de sus respectivas generales y a todos los estimo con capacidad legal.

- - - - II.- Que me identifiqué plenamente con los comparecientes para la atención de este asunto y para el otorgamiento de este instrumento.

- - - - III.- Que lo relacionado e inserto concuerda fiel y exactamente con sus originales a los que me remito; además, todas las declaraciones de los comparecientes en que se menciona un antecedente instrumental, coinciden con documentos que tuve a la vista en los que así constan, sin más salvedad que la que expresamente haya yo hecho en cada caso.

- - - - IV.- Que el texto íntegro de este instrumento, desde su encabezado hasta la última cláusula de su parte dispositiva, es exacto a como los comparecientes me instruyeron que fuera.

- - - - V.- Que respecto a este instrumento y en relación con los comparecientes:

- - - - A).- Les hice saber el derecho que tienen de leerlo personalmente y de que su contenido les sea explicado por el suscrito;

- - - - B).- Les fue leído íntegro y se los expliqué;

- - - - C).- Los ilustré acerca del valor, consecuencias y alcances legales de su contenido;

- - - - D).- Expresaron su comprensión plena respecto de todo ello; y

- - - - E).- Lo otorgan al manifestar su conformidad con el mismo y firmarlo cada uno de ellos el día que se indica sobre su respectiva firma.- DOY FE.

- - - - Los señores licenciados Uribe y Navarro firman el treinta y uno de mayo de dos mil cuatro.

- - - - GABRIEL URIBE CORONA.- Firma.- SANDRA NAVARRO CAMARILLO.- Firma.

- - - - ANTE MÍ.- J. DOMÍNGUEZ MARTÍNEZ.- Firma.

- - - - El señor licenciado Jorge Garay firma el treinta y uno de mayo de dos mil cuatro, en acto distinto.

- - - - JORGE GARAY ESPINOSA.- Firma.

- - - - ANTE MÍ.- J. DOMÍNGUEZ MARTÍNEZ.- Firma.

- - - - El señor licenciado Bahena firma el mismo día, en acto distinto.

- - - - JOSÉ ANTONIO BAHENA MORALES.- Firma.

---------------------------------------------- AUTORIZACIÓN (ES)

- - - - ANTE MÍ, con esta razón AUTORIZO DEFINITIVAMENTE el presente instrumento en la última fecha indicada.- DOY FE.- J. DOMÍNGUEZ MARTÍNEZ.- Firma.- El sello de autorizar.

---------------------------------------- NOTAS COMPLEMENTARIAS

- - - - NOTA PRIMERA.- El 31 de mayo de 2004 expedí 1o. testimonio en su orden, 1o. que se expide para la emisora, para los usos a que haya lugar en Derecho.- Compuesto de 82 fojas.- Conste.- J. DOMÍNGUEZ M.- Rúbrica.

- - - - NOTA SEGUNDA.- El testimonio que se menciona en la nota primera quedó inscrito en el Registro Público de Comercio de esta ciudad el 2 de junio de 2004 en el folio mercantil número “65,126”.- Conste.- J. DOMÍNGUEZ M.- Rúbrica.

------------------------------------- DOCUMENTOS DEL APÉNDICE

ES PRIMER TESTIMONIO QUE SE EXPIDE PARA LA “COMISIÓN NACIONAL BANCARIA Y DE VALORES”, PARA LOS USOS A QUE HAYA LUGAR EN DERECHO.- LE CORRESPONDE SER EL SEGUNDO EN SU ORDEN DE EXPEDICIÓN.- VA EN OCHENTA Y DOS FOJAS ÚTILES, COTEJADAS Y PROTEGIDAS POR KINEGRAMAS LOS CUALES PUEDE NO TENER NUMERACIÓN SEGUIDA.- DISTRITO FEDERAL, A TRES DE JUNIO DE DOS MIL CUATRO.- DOY FE.

EXP. 04-0964

ES PRIMER TESTIMONIO QUE SE EXPIDE PARA LA FIDUCIARIA, “BANCO NACIONAL DE MÉXICO”, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, PARA LOS USOS A QUE HAYA LUGAR EN DERECHO.- LE CORRESPONDE SER EL PRIMERO EN SU ORDEN DE EXPEDICIÓN.- VA EN OCHENTA Y DOS FOJAS ÚTILES, COTEJADAS Y PROTEGIDAS POR KINEGRAMAS LOS CUALES PUEDE NO TENER NUMERACIÓN SEGUIDA.- DISTRITO FEDERAL, A TREINTA Y UNO DE MAYO DE DOS MIL CUATRO.- DOY FE.

EXP. 04-0964

ES PRIMER TESTIMONIO QUE SE EXPIDE PARA “EMPRESAS ICA, SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, PARA LOS USOS A QUE HAYA LUGAR EN DERECHO.- LE CORRESPONDE SER EL TERCERO EN SU ORDEN DE EXPEDICIÓN.- VA EN OCHENTA Y DOS FOJAS ÚTILES, COTEJADAS Y PROTEGIDAS POR KINEGRAMAS LOS CUALES PUEDE NO TENER NUMERACIÓN SEGUIDA.- DISTRITO FEDERAL, A TRES DE JUNIO DE DOS MIL CUATRO.- DOY FE.

EXP. 04-0964

#

INSTRUMENT SEVENTY ONE THOUSAND EIGTH HUNDRED AND FOURTEEN

BOOK ONE THOUSAND FOUR HUNDRED AND TWENTY NINE

PAGE EIGHT TWO THOUSAND SEVEN HUNDRED AND EIGHTY SIX

- - - - IN MEXICO CITY, FEDERAL DISTRICT, on May thirty first, two thousand and four, I, JORGE ALFREDO DOMINGHEZ MARTINEZ, Notary Public number One Hundred and Forty of the Federal District, ATTEST THE ISSUANCE OF ORDINARY NON – AMORTIZABLE PARTICIPATION CERTIFICATES” named CERTIFICATES “ICA CPO’S, UNIQUE CLASS, THIRD EMISSION” (hereinafter the “Certificates”) that is granted by unilateral declaration by “BANCO NACIONAL DE MEXICO, S.A.”., MULTIPLE BANKING INSTITUTION, PART OF GRUPO FINANCIERO BANAMEX (hereinafter the “Issuer” or the “Fiduciary”), hereby represented by Mr. Gabriel Uribe Corona and Ms. Sandra Navarro Camarillo, in their capacity of Fiduciary Delegates, with the participation and conformity of “HSBC MEXICO, S.A”., MULTIPLE BANKING INSTITUTION, GRUPO FINANCIERO HSBC (hereinafter the “Common Representative”), hereby represented by Mr. Jorge Garay Espinosa, in order to accept the position as Common Representative of the Holders of the Certificates, and the appearance of the “NATIONAL BANKING AND SECURITIES COMMISSION”, (hereinafter the “CNBV”), hereby represented by Mr. José Antonio Bahena Morales, according to as follows:

------------------------------------------L E G A L   P R O T E S T ---------------------------------------------

Those appearing under oath to say the true, and admonished of the penalties in which those acting falsely incur before those vested of public faith, in terms of article three hundred and eleven (311) of the Criminal Code, in connection with the second paragraph of article one hundred and sixty five (165), and paragraph twelve roman of article one hundred and two (102 paragraph XII) of the Notaries Law in force, both for the Federal District, grant the following Antecedents, Recitals and Clauses:-----------------------------------------------------------------------------

---------------------------------------------- A N T E C E D E N T S

- - - - I.- TRUST:

- - - - a) On November twenty two, nineteen eighty nine, the National Commission of Foreign Investments, issued favorable resolution for the formation of the Master Trust of Neutral Investment identified with the number 771-7 (seven hundred and seventy one dash seven), same which was formed on November twenty four, nineteen eighty nine before “NACIONAL FINANCIERA”, (hereinafter the “Original Trust”).

- - - - - -b) On February twenty eight nineteen ninety two, the Direction General of Foreign Investments, issued official communication number 124.113.92.1209, by means of which it authorized “EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE” (CORPORATION OF VARIABLE CAPITAL) (hereinafter REFERRED TO AS “ICA”) to convey in trust 100 per cent of the shares which represent its capital stock to the Original Trust.

- - - - - c) On March twenty six nineteen ninety two ICA transferred to the Original Trust 100 (one hundred) ordinary, nominative shares, without expression of par value, of the unique class, which represent its capital stock and that were listed at the Bolsa Mexicana de Valores, S.A. de C.V., in order to issue Ordinary Non – Redeemable Participation Certificates and thus allow the participation of foreign investors.

- - - - d) In terms of the authorization contained in official communication number 601 – VI – TBM – 17581 dated April 2, 1992, issued by the then National Banking Commission, an issuance of Ordinary Non – Redeemable Participation Certificates was made, under the name of “ICA CPOs Unique Class”, for the original amount of 24’000,000 (twenty four millions), as evidenced in public deed number 97,940 dated April 2, 1992, granted before Mr. Homero Diaz Rodriguez, Notary Public number 54 of the Federal District.

- - - -  e) In terms of the authorization contained in official communication number 601 – VI – GMVC – 55042 dated December 10, 1993, issued by the then National Banking Commission, a second issuance of Ordinary Non – Redeemable Participation Certificates was made, under the name of “ICA CPOs, Clase Única Segunda Emisión” (Unique Class, Second Issuance), for the original amount of 79’750,000 (seventy nine million seven hundred and fifty thousand), as evidenced in public deed number 102,267 dated December 10, 1993, granted before Mr. Homero Diaz Rodriguez, Notary Public number 54 of the Federal District.

- - - -  f) On September 2, 1996, the Foreign Investments National Commission issued official communication 514.113.96 – 19462, by means of which it notifies the Issuer that it does not require authorization to constitute a new trust nor to make the substitution of the original Trustee “NACIONAL FINANCIERA”, regarding the issuances of the Certificates “ICA CPOs, Clase Única” (“Unique Class”), or the Certificates “ICA CPOs, Clase Única, Segunda Emision”.

- - - -  g) On September 13, 1996, a Meeting of the Holders of Certificates “ICA CPOs, Clase Única”, and the Certificates “ICA CPOs, Clase Única, Segunda Emisión” was held, in which it was resolved, among other things, to accept the substitution of “NACIONAL FINANCIERA”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO as trustee, in regards of the shares that represent the capital stock of ICA transferred to the trust property of the Original Trust, and the appointment of BANCO NACIONAL DE MEXICO, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA, as substitute trustee. In consequence, it was resolved that BANCO NACIONAL DE MEXICO, SOCIEDAD ANONIMA, INSTITUCION DE BANCA MULTIPLE, DIVISION FIDUCIARIA, in its capacity of substitute trustee, would assume the position of issuer regarding the Certificates “ICA CPOs, Clase Ùnica”, and the Certificates “ICA CPOs, Clase Unica, Segunda Emision” in terms of that established in each of issuance indenture, as if it had been the original issuer, as of the date in which the substitution was formalized.

- - - -  h. On November 26, 1996, Banco de México issued official communication number REF.S21/10053, by means of which it granted its favorable opinion to conduct the substitution of the original trustee Nacional Financiera, S.N.C., Institución de Banca de Desarrollo.

- - - -  i) On May 15, 1997, a Meeting of the Holders of Certificates “ICA CPOs, Clase Única”, and the Certificates “ICA CPOs, Clase Única, Segunda Emisión” was held, in which it was resolved, among other things, to approve the modifications to the trust agreement derived from the substitution of the trustee and the modification of the correspondent indentures corresponding to Certificates “ICA CPOs, Clase Unica” and of the Certificates “ICA CPOs, Clase Unica, Segunda Emisión”.

- - - - j) On May 28, 1997, by means of a unilateral declaration of intent, Nacional Financiera, S.N.C., Institución de Banca de Desarrollo (as trustee), certain amendments to the relevant issuance indentures referred to in paragraphs d) and e) of Antecedent I of this deed, were made, in order to substitute Nacional Financiera, S.N.C, Institución de Banca de Desarrollo, as original trustee by the Trustee as issuer and substitute trustee, as evidences in public deed number 57,277 dated May 28, 1997, granted before Mr. Jorge Alfredo Dominguez Martinez, Notary Public number 140 of the Federal District.

- - - -  k) On May 28, 1997, Nacional Financiera, S.N.C, Institución de Banca Multiple, Division Fiduciaria (as original trustee), Banco Nacional de México, S.A., Institución de Banca Múltiple (as substitute trustee), Banco Internacional, S.A., Institución de Banca Múltiple (now HSBC MÉXICO, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC) (as common representative), and ICA (as Settlor) entered into an agreement for the substitution of the Trustee, by means of which the Trustee undertakes the capacity of substitute trustee and issuer of the Certificates “ICA CPOs, Clase Unica” and of the Certificates “ICA CPOs, Clase Unica, Segunda Emision”, as well as the transfer of the shares that represent the capital stock of ICA that on such date were subject to trust property of the Original Trust to be contributed to the trust property of the Issuing Trust (as such term is defined in the following paragraph).

- - - -  l) On May 28, 1997, ICA (as settlor), the Trustee (as trustee), and with the appearance of Banco Internacional, S.A., Institución de Banca Múltiple, Grupo Financiero Bital (now HSBC MEXICO, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC) (as common representative) executed (an) irrevocable trust agreement identified with the number 13400 – 5 (thirteen thousand four hundred dash five) (hereinafter the “Issuing Trust”).

-  - - - A copy of the Issuing Trust I attach to the appendix of this instrument under the letter “A”.

- - - -  m) With official communication DGE – 1278 – 34661 dated November 21, 1997, the National Banking and Securities Commission updated the registration of ICA’s shares in the Securities and Special Section of the National Registry of Securities, same which reflects the split in a proportion of six to one decreed by the Extraordinary General Shareholders’ Meeting of said company on April 21, 1997 and as a consequence, the CPO’s issued to such date were increased in proportion to the split decreed.

- - - -  The Trustee in a writing dated July 18, 1997 notified the National Banking and Securities Commission the increase of the number of CPO’s as result of the above mentioned split and the substitution of the new Securities with S.D. INDEVAL, S.A. de C.V..

II. ASSETS OF THE TRUST.

- - - -  A) There are one hundred ordinary, nominative shares, without expression of par value, of the Unique Class conveyed to the trust referred to in Antecedent I, representing the capital stock of “ICA” which By – Laws contain the clause of exclusion of foreigners.

- - - -  B) To date there are affected to the assets of the Issuing Trust: i) 144’000,000 (one hundred and forty four millions) ordinary, nominative shares, without expression of par value, of the Unique Class representing the capital stock of “ICA”, by virtue of a first issuance of certificates named Certificates “ICA CPOs, Clase Unica”, as evidenced in public deed number 97,940 dated April 2, 1992, granted before Mr. Homero Díaz Rodríguez, Notary Public number 54 of the Federal District; and ii) 478’500,000 (four hundred and seventy eight million five hundred thousand) ordinary, nominative shares, with no expression of par value, of the unique class, representing the capital stock of ICA, by virtue of a second issuance of certificates under the name Certificates “ICA CPOs, Clase Unica, Segunda Emision”, as evidenced in public deed number 102,567 dated December 10, 1993, granted before Mr. Homero Díaz Rodríguez, Notary Public number 54 of the Federal District.

- - - -  C) The shares in trust property that shall serve as basis for this Issuance of Certificates are the ordinary, nominative shares, with no expression of par value, of the Unique class, that represent the fully paid in capital stock of ICA, up to the maximum amount of 1,243’122,866 (one thousand two hundred and forty three million, one hundred and twenty two thousand eight hundred and sixty six) and that according to the Issuing Trust and this document, are susceptible to be incorporated to the common fund of the Issuance subject matter of this deed; the totality of the ordinary, nominative shares, with no expression of par value, of the unique class, which represent the fully paid up capital stock of ICA are registered at the Securities Section of the National Securities Registry under the responsibility of the National Banking and Securities Commission and are traded at the Bolsa Mexicana de Valores, S.A. de C.V..

- - - -  D) The shares are registered in the Securities Section of the National Registry of Securities of the National Banking and Securities Commission and have the approval to be traded at the Bolsa Mexicana de Valores, S.A. de C.V. and to be the subject matter of institutional investment according to official communication DGE – 212 – 212 dated March 24, 2004 granted by the referred to Commission.

- - - -  III. MINUTES OF THE TECHNICAL COMMITTEE OF THE TRUST.

- - - -  The Technical Committee, in its meeting held on May 28 two thousand and four, resolved according the authority it has been granted in the Issuing Trust to conduct the issuance of Certificates, with those characteristics that are mentioned in the Minutes of the Meeting of the Technical Committee and that are reproduced in the Clauses of this Deed.

- - - -  A copy of the minutes of the Meeting of the Technical Committee in which the aforementioned resolution was adopted, is attached hereto as letter “B”.

- - - -  IV. DICTAMINATION.

- - - -  FITCH MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, in its capacity as examiner, prepared the opinion referred to in articles 228 h (two hundred and twenty eight h) of the General Law of Negotiable Instruments and Credit Transactions and 14 Bis 8 (fourteen bis eight) of the Securities Market Law, in order to, based in the book value of the shares that cover the Certificates that are issued, determine the aggregate nominal value of the Issuance; said opinion is attached to the appendix of this instrument under letter “C”.

- - - -  V. APPLICATION FILED BEFORE THE NATIONAL BANKING AND SECURITIES COMMISSION: The Trustee sent a writing to the National Banking and Securities Commission requesting its approval for this Issuance of Certificates, same which is attached to the appendix Notarial of record marked with the number of this instrument under letter “D”.

------------------------------------------------------- R E C I T A L S -------------------------------------------------

- - - -  I. THE ISSUER, through its legal representative, represents that:

- - - -  LEGAL CAPACITY AND REPRESENTATION. Mister Gabriel Uribe Corona and Misses Sandra Navarro Camarillo are Fiduciary Delegates of BANCO NACIONAL DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, INSTITUCION DE BANCA MULTIPLE, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, evidence the legal existence of the party they represent and their capacity with the certified copy of the respective antecedents that are attached to the appendix of this instrument with the letter “E”.

- - - -  II. RECITALS OF THE REPRESENTATIVE OF THE NATIONAL BANKING AND SECURITIES COMMISSION.

- - - -  1. REPRESENTATION.- The representative of the National Banking and Securities Commission represents that he is a public officer of the aforementioned commission and evidences his capacity as such with the document of which a copy is attached hereto under the letter “F”.

- - - -  2. APPROVAL. That the National Banking and Securities Commission issued its approval for this Issuance of Certificates, as evidenced with the official communication that is attached to the appendix in the Notarial record marked with the number of this instrument under letter “G”.

- - - -  III. REPRESENTATIONS OF THE COMMON REPRESENTATIVE: through its legal representative, that:

- - - -  1. LEGAL CAPACITY AND REPRESENTATION.- Mister Jorge Garay Espinosa evidences the legal existence of his principal and his capacity, with the certified copy of the respective antecedents, that are attached to the appendix of this instrument as letter “H”.

- - - -  2. APPOINTMENT.-That in the Issuing Trust it is evidenced that Banco Internacional, S.A., Institución de Banca Múltiple, Grupo Financiero Bital (at present HSBC MÉXICO, Sociedad Anónima, Institución de Banca Múltiple, Grupo Financiero HSBC) was appointed as Common Representative of the Non – Redeemable Ordinary Participation Certificates and of those that are issued by the Trustee.

- - - -  3. VERIFICATIONS.-That in order to comply with that established by article 228 r (two hundred and twenty eight r) of the General Law of Negotiable Instruments and Credit Transactions, it has verified.

- - - -  a) The constitution of the Issuing Trust, basis of this Issuance and which contractual covenants are known by it;

- - - -  b) The existence of ICA’s Shares, referred to in Antecedent II of this deed; the provable existence of the shares.

- - - -  c) The existence of the resolution adopted by the Technical Committee of the Issuing Trust in the Meeting held on May 28, 2004, in which it was resolved to proceed with the issuance of the Certificates, copy of which is attached to the appendix of this deed with the letter “B”.

- - - -  d) The existence of the Certification made by Fitch México, Sociedad Anónima de Capital Variable, mentioned in number IV (roman four) of the chapter of Antecedents of this instrument.

- - - -  e) The authenticity and legality of the exhibited documents.

- - - -  V. (sic) COMMON RECITAL.

- - - -  The appearing parties under their strict and exclusive responsibility, assure the authenticity of the exhibited documents.

- - - - AFTER THE ABOVE REPRESENTATIONS WERE MADE. The Issuer grants the present Issuance according to the following:

------------------------------------------------------- C L A U S E S ---------------------------------------------------

- - - -  FIRST. ISSUANCE. The Issuer, by unilateral declaration of intent and to the effect of fulfilling the purposes of the Issuing Trust referred to in number I (ROMAN ONE) of the chapter of Antecedents of this document and as per instructions of the Technical Committee, issues a total of 1,243’122,866 (ONE THOUSAND TWO HUNDRED AND FORTY THREE MILLION, ONE HUNDRED AND TWENTY TWO THOUSAND EIGHT HUNDRED AND SIXTY SIX) nominative non-redeemable Participation Certificates named CERTIFICADOS “ICA CPO’S, CLASE UNICA, TERCERA EMISION”, with a par value of $ 2.8067 (TWO PESOS 8076/100 NATIONAL CURRENCY) per certificate and with a total nominal value of $ 3,489’072,948.00 (THREE THOUSAND FOUR HUNDRED AND EIGHTY NINE MILLION, SEVENTY TWO THOUSAND NINE HUNDRED AND FORTY EIGHT PESOS 00/100 NATIONAL CURRENCY), values that are stated exclusively for the purposes established in articles 228 I (two hundred and twenty eight l) and 228 m paragraph roman five (two hundred and twenty eight m, paragraph V) of the General Law of Negotiable Instruments and Credit Transactions.

- - - -  The Common Fund. The common fund of this issuance is comprised of:

- - - -  a) the one hundred shares, unique class of the issuer corporation “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, that are subject to the trust property

- - - -b) the rest of the UNIQUE CLASS shares of said issuer up to the limit of 1,243’122,866 (ONE THOUSAND TWO HUNDRED AND FORTY THREE MILLION, ONE HUNDRED AND TWENTY TWO THOUSAND EIGHT HUNDRED AND SIXTY SIX) of those currently outstanding that are incorporated later to the trust property of the Issuing Trust and to the common fund of this issuance.

- - - - c) the shares that the Trustee subscribes in proportion to the number of shares of the unique class of EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, that it holds as consequence of a capital increase as per new contributions resolved by a General Shareholders’ Meeting; as long as it receives in due time, from the holders of the participation certificates the necessary funds.

- - - -  d)  the yields in shares that are generated by the securities that are made a part of the common fund.

- - - -  In terms of article 228 k (two hundred and twenty eight k) of the General Law of Negotiable Instruments and Credit Transactions, the Trustee is not obliged to pay to the holders the nominal value of the certificates that are issued.

- - - -  The Trustee may increase the number of the Certificates issued under this act to recognize the proceeds and yields that the Certificates produce in terms of paragraph a) of article 288 a (two hundred and twenty eight a) of the General Law of Negotiable Instruments and Credit Transactions, when such proceeds or yields are a consequence of an increase in the number of shares of EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, in the trust property of the Issuing Trust base of the issuances and that the increase, in turn causes any of the following assumptions:

- - - -  a) Increase of the capital stock of EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE by capitalization of dividends, or payment of these with treasury shares of EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

- - - -  b) Increase of the capital stock of EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, that the Trustee has subscribed and paid as per instructions of one or more than one holder of the Certificates, and in exercise of the preemptive right mentioned in article one hundred and thirty two (article 132) of the General Law of Commercial Companies.

- - - -  In the assumptions mentioned in the preceding paragraphs:

- - - -  1. The Trustee shall request the issuance of the corresponding opinion on the new shares susceptible of being incorporated into the common fund of the Issuance and, based upon such certification, it shall request for the authorization of the National Banking and Securities Commission.

- - - -  2. The Trustee, with the appearance of the National Banking and Securities Commission, by unilateral declaration of intent granted before a notary public, shall modify the corresponding issuance to certify the new number of certificates issued considering the increase produced as a consequence of the occurrence of the relevant assumption of the two mentioned above.

- - - -  3. The Trustee shall substitute the sole security that it had previously deposited before the S.D. INDEVAL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPÓSITO DE VALORES for a new one that reflects the new number of issued certificates. The previous certificate shall be cancelled and the new one shall be deposited with the S.D. INDEVAL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPOSITO DE VALORES.

- - - -  4. The issued CPO’S shall always represent, each one of them, one share.

- - - -  Regarding the increase of shares due to a split, the trustee shall exchange the sole certificate that it had previously deposited at the S.D. INDEVAL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, for a new one, which specifies the number of Certificates that corresponds derived from the multiplication of the shares. To specify the new number of Certificates the previously issued one shall be multiplied by the same multiple used for the shares, provided notification is to be made to the National Banking and Securities Commission.

- - - -  For the placement and circulation of the Certificates of Participation issued in this deed, the following shall be fulfilled:

- - - -  A) For each share that is placed as trust property in the Issuer Trust, the Trustee shall place into circulation an Ordinary Non-Redeemable Certificate of Participation, corresponding to the issuer corporation, up to the amount established in the first paragraph of this clause.

- - - -  B) Under no circumstance may the Trustee put into circulation a larger amount of certificates than the number of shares of the issuer corporation that are conveyed into the referred to trust and that have become a part of the common fund of this issuance.

- - - -   SECOND. PLACEMENT OF THE CERTIFICATES.- The trustee shall register the  Certificates in question at the National Securities Registry and shall be negotiated through  the Bolsa Mexicana de Valores, Sociedad Anónima de Capital Variable, and the authorized Brokerage Houses. The certificates shall be destined to be purchased by foreign investors in terms of official communication number one thousand two hundred and nine dated February twenty eight, nineteen ninety two, issued by the Direction General of  Foreign Investments, a copy of which is attached to the appendix of this deed, with the letter “I”.

- - - -  THIRD. PLACEMENT PRICE.- The certificates subject matter of this issuance, shall be placed at a price equal to the market value of the shares placed into trust that are backed by the outstanding certificates one to one as of the date of placement of the certificates, being understood for market value the current one on each day of operations of the Bolsa Mexicana de Valores, Sociedad Anónima de Capital Variable, with the variations that during a same stock market session may be experimented by them.

- - - -  FOURTH. CHARACTERISTICS OF THE CERTIFICATES. The Certificates shall have the following characteristics:

- - - -  a) They shall contain the inscription of being Ordinary Certificates of Participation, as well as the name CERTIFICADOS “ICA CPO’S, CLASE UNICA, TERCERA EMISION”.

- - -   b) They shall be nominative;

- - -   c) They shall be Non – redeemable;

 - - - d) For purposes of articles two hundred and twenty eight (I) and paragraph V (roman) of two hundred and twenty eight (n) of the General Law of Negotiable Instruments and Credit Transactions, they shall contain the mention of their par value, which shall be equal to the accounting value of the shares of “EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, according to the Financial Statements of said corporation with figures as of March 31, 2004 and December 31, 2003, these last ones audited by the firm Deloitte & Touche, Galaz, Yamazaki, Ruiz Urquiza, S.C., and both filed before the BOLSA MEXICANA DE VALORES, S.A. DE C.V.

- - - -  In terms of article two hundred and twenty eight (k) of the aforementioned legal statute, the Issuer shall not be obliged to pay to its holders the nominal value of the certificates.

- - - -  e) They shall not have a minimum guaranteed yield.

- - - -  f) They shall comply with all other requirements and mentions referred to in article two hundred and twenty eight (n) of the General Law of Negotiable Instruments and Credit Transactions.

- - - -  FIFTH. TITLES OF THE CERTIFICATES.- The certificates that are issued shall be covered by a sole title (certificate) or a multiple title that shall be deposited at the S.D. INDEVAL, SOCIEDAD ANOMINA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPOSITO DE VALORES, endorsed in administration in the terms and for the effects of that established by articles fifty seven, sixty seven and seventy four and other applicable of the Securities Market Law, and therefore the holders of the certificates shall evidence their rights according to the terms of that established in articles seventy four, second paragraph and seventy eight of the Securities Market Law.

- - - -  The Trustee shall take all necessary actions before the S.D. INDEVAL, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPÓSITO DE VALORES in order for said Institution to open the special deposit accounts for the registration of the purchases of the certificates in question that is made by each holder of these titles.

- - - -  SIXTH. TERM.- The term of the certificates shall be the same of that of the Trust to which reference is made in Antecedent I of this deed.

- - - -  In the event of expiration of the Issuer Trust, the Trustee shall proceed to transfer the titles that constitute the assets of the trust and shall make available to the holder of the Certificates, the proportional part of the proceeds derived from such transfer.

- - - -  At the end of the term of this issuance, the same shall expire and the Trustee shall proceed to the sale of the shares placed into the trust covering said issuance of certificates and shall make available to the holders of the merit Certificates, the proportional part of the proceeds derived from such transfer. The Trustee shall commence all the actions and procedure aiming to the expiration of the trust with an anticipation of 12 (twelve) months before such term elapses, at which termination it shall proceed to the sale of the titles for the above mentioned purposes and at any event it shall comply with that established by articles two hundred and twenty eight (t) of the General Law of Negotiable Instruments and Credit Transactions in effect.

- - - -   In the event the shares of the UNIQUE CLASS of “EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, ceased to be listed at the “BOLSA MEXICANA DE VALORES, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, the following procedure to cancel the titles of the Certificates shall be followed:

- - - -  a) Previous notice to the S.D. INDEVAL, SOCIEDAD ANOMIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPOSITO DE VALORES, that there are no Certificates outstanding and with the consent of the “COMMON REPRESENTATIVE”, the Trustee shall withdraw from the S.D. INDEVAL, SOCIEDAD ANOMIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPOSITO DE VALORES, the sole title that covers the issued Certificates and shall cancel the same, giving notice to the Technical Committee of the Issuer Trust and to the “COMISION NACIONAL BANCARIA Y DE VALORES”.

- - - -  b) Prior to the total expiration of the Issuer Trust, and within the term of 12 (twelve) months referred to by this clause and Clause Eight of the Issuer Trust, the Trustee shall certify the cancellation of the “SOLE” titles that are in this assumption, in addition to the issuances that are cancelled at that moment.

- - - -  In the event “EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE” decrees a corporate reorganization of its capital stock resulting in the  fact that its shares do not to comply with that provided for by the Regulations of the Foreign Investment and the National Registry of Foreign Investments Law, the Trustee shall proceed to take all actions to partially cancel the Issuer Trust regarding the Certificates issued over the shares of EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, fulfilling the following requirements:

- - - -  a) To obtain a notice from the “S.D. INDEVAL”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPÓSITO DE VALORES, that there are no Certificates outstanding.

- - - -  b) Notice to the Trustee from the General Direction of Foreign Investments of the Department of Economics.

- - - -  c) Cancellation of the corresponding issuance by a unilateral declaration of intent of the Trustee granted before a notary public, with the participation of the “COMMON REPRESENTATIVE” and prior authorization of the “COMISION NACIONAL BANCARIA Y DE VALORES”.

- - - -  d) Cancellation of the registration at the Public Registry of Commerce of the Federal District of the Indenture of  Issuance.

- - - -  e) EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, shall pay all expenses derived from this process.

- - - -  SEVENTH. RIGHTS OF THE HOLDERS. The Certificates that are issued represent to their holders the right to the proportional part of the yields of the shares placed into the trust property that compose the common fund of this issuance at the dates on which the Issuing Corporation decrees and / or pays dividends to its shareholders.

- - - -  The certificates of merit, consequently, shall confer to its holders the right to a proportional part of the net proceeds of the sale of said shares that compose the common fund of this issuance, at the expiration of the Trust.

- - - -  The foreign entities, foreign persons, foreign economic entities with no legal capacity, Mexican corporations with majority of foreign capital interests and the immigrated persons that are related to any center of economic decision abroad, for the sole fact of purchasing and holding the certificates of participation referred to in this document, it shall be understood that they agree with the Mexican Government, before the Department of Foreign Affairs, to consider themselves as Mexican nationals regarding the certificates of participation that they acquire and of which they are the legitimate holders and agree for the sole fact of their acquisition and holding not to invoke, therefore, the protection of their governments under the penalty, for failure, to forfeit the property of their certificates of participation of merit in the benefit of the Mexican Nation.

- - - -  EIGHT. The Trustee shall instruct the “S.D. INDEVAL”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPÓSITO DE VALORES, in order for the latter to exercise the patrimonial rights that correspond to the shares that are a part of the common fund of this issuance, crediting directly to the accounts of the holders of the merit Certificates the amount of the yields, when these are decreed or paid in cash by the company issuing the shares that compose the common fund. In the events on which the General Shareholders’ Meeting of the issuing corporation decrees yields in shares, the corresponding rights shall be exercised by the “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPOSITO DE VALORES, on behalf of and for the benefit of the Trustee, incorporating the resulting shares to the common fund of the issuance and shall deliver the same amount of certificates of participation for the benefit of the holders of such certificates in the proportion that corresponds to their interests.

- - - -   The Trustee and the “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCION PARA EL DEPOSITO DE VALORES shall adopt the necessary measures with the opportunity required for by the market when the number of issued certificates has to be increased by a new issuance, in order for, at any moment, all the positions of the holders of the certificates may be covered due to variations of the capital stock of the corporation that issued the shares that have been placed in this trust.

- - - -  In any case the maximum number of certificates that may be issued, with the previous authorization of the National Banking and Securities Commission, shall be equal to the total of the series of the respective series of the issuer corporation.

- - - -  In the event “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, resolves for the Series to which the shares placed into trust corresponds, the payment of yields in shares of free subscription, the Trustee shall receive said shares and shall allocate them among the holders of the Certificates in the proportion that corresponds to them.

- - - -  The Trustee shall supervise that the accounting movements of reception and  withdrawal of such shares are recorded in the accounts handled by the “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, of which the latter shall inform.

- - - -  When the patrimonial rights imply an option, as in the events of subscription, this option shall be exercised by the Trustee, through the “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, for which it authorizes the latter, on its behalf, to receive the necessary funds from the holders for the subscription of certificates of participation. The shares that are the product of the subscriptions exercised by the “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES in these terms, shall be delivered to the Trustee for their incorporation to the common fund of the issuance and for the release of the same number of certificates for the benefit of the holders of the certificates, according to the funds that each one of them have had delivered for such purpose.

- - - -  NINTH. The Trustee shall exercise the corporate rights of the property of the trust in the terms established in the Issuing Trust and the minutes of the Technical Committee to which mention is made in Antecedent III of this document. Under no circumstance the corporate rights that are conferred by the trust property shall correspond to the holders of the merit certificates.

- - - -  TENTH. FEES OF INDEVAL.- The fees of the “S.D. INDEVAL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, INSTITUCIÓN PARA EL DEPÓSITO DE VALORES, for the administration and custody of the certificates that are deposited with said corporation shall be paid by the financial intermediaries whom shall transfer them to the holders of the certificates.

- - - -  ELEVENTH. ACCEPTANCE OF THE COMMON REPRESENTATIVE.- HSBC MEXICO, SOCIEDAD ANÓNIMA, INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO HSBC, accepts the position that is conferred upon it as common representative of the holders of the Certificates, ratifies the recitals made in Recital III of this document, undertakes the duties and rights that derive from this document and the Issuer Trust, and authorizes with its signature the sole title referred to by the Fifth Clause of this document.

- - - -  TWELFTH. FEES OF THE TRUSTEE.- The Trustee shall collect the fees that are agreed to in a separate document among the Trustee and “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE. The fees of the Trustee, of the common representative of the holders of the certificates, as well as the expenses, dues, government fees and professional fees that are caused due to this deed,  its registration with the Public Registry of Commerce and the National Registry of Securities, Securities Section, if applicable, shall be paid by “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, according with the agreement it has executed for such purpose, with the Trustee.

- - - -  THIRTEENTH. The proceeds of the dividends to which the holders may be entitled, as well as the proceeds for the sale of the common fund, if applicable, in case it is not collected by the holders in due time, shall be kept by the Trustee, without causing interests for the benefit of the holders of the certificates, until the statute of limitations referred to by article 228 v (two hundred and twenty eight v) of General Law of Negotiable Instruments and Credit Transactions refers to occurs.

- - - -  FOURTEENTH. In terms of article two hundred and twenty eight m “in fine” of the General Law of Negotiable Instruments and Credit Transactions in effect, the Trustee and the Brokerage Houses that place among the public investors the certificates of merit, shall insert the above mentioned agreements in the respective notices or advertisement.

- - - -  FIFTEENTH. FEES OF THE COMMON REPRESENTATIVE.- The “Common Representative” shall receive the fees that are agreed to in the agreement that for such purpose it is entered into with “EMPRESAS ICA SOCIEDAD CONTROLADORA”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

- - - -  SIXTEENTH. SUBJECTION. For the specific purposes of this issuance, Clause Seventh of the Issuing Trust dated May twenty eight, nineteen ninety seven, is herein transcribed: “The holders of the issued Ordinary Certificates of Participation that are incorporated to the business that is contained in this agreement, because of acquisition of Certificates of Participation that are issued by the Trustee according to this agreement, for that single fact shall be subject to the provisions of this agreement and the corresponding issuing documents”.

- - - - SEVENTEENTH. APPEARANCE OF THE NATIONAL BANKING AND SECURITIES COMMISSION. Regarding that represented in Recital I paragraph n) of this deed and in compliance with that established by article 228 o (two hundred and twenty eight o) of the General Law of Negotiable Instruments and Credit Transactions, the “CNBV”, hereby represented by its General Officer of Authorizations, Mister JOSE ANTONIO BAHENA MORALES, who signs this instruments, appears to the execution of this deed.

- - - -  EIGHTEENTH. APPLICABLE LAW AND COURTS.- For the interpretation and compliance of this documents the laws and the banking, stock market and mercantile uses, shall be applicable. For the solution of any conflict upon the scope, compliance and breach of this document, the parties submit themselves and the holders of the certificates of participation shall also be subject to the Courts of the Federal District, and therefore the first ones mentioned waive, and the second ones mentioned shall be understood as if they waived because of their single acquisition of the certificates, to any other forum that for reason of their current or futures domiciles may correspond to them.

G E N E R A L  D A T A

- - - - Mister GABRIEL URIBE CORONA, Mexican by birth, from the Federal District, where he was born on may the fourth, nineteen seventy, married, banking officer, with domicile at Bosque de Duraznos number seventy five, penthouse, Bosques de las Lomas, in this City, and identifies himself with passport number “95320003844”, issued on the tenth day of April, nineteen ninety five by the Foreign Affairs Ministry.

- - - - Miss SANDRA NAVARRO CAMARILLO, Mexican by birth, from the Federal District, where she was born on the tenth day of February , nineteen seventy six, married, bank officer, with the same domicile as the prior one, and identifies herself with her License to Vote Card with number “0000081100263”, issued by the Federal Electoral Institute.

- - - - Mister JORGE GARAY ESPINOSA, Mexican by birth, from Lubbock, Texas, where he was born on the sixth day of August nineteen fifty eight, bank officer, single, with domicile at Paseo de la Reforma number one hundred and fifty six, tenth floor, Colonia Juárez, in this City, and identifies himself with certified copy of this professional license number “1706963”, issued on July the tenth, nineteen ninety two by the Public Education Ministry.

- - - - Mister JOSÉ ANTONIO BAHENA MORALES, Mexican by birth, from Zacatepec, State of México, where he was born on the twenty first day of November, nineteen fifty three, married, public officer, with domicile at Insurgentes Sur number one thousand seventy one, South Tower, fourth floor, Colonia Guadalupe Inn, in this City, and identifies himself with his her License to Vote Card with number “88539304”, issued by the Federal Electoral Institute.

------------------------------------------------ DISCHARGE NOTES

- - - If required, the complementary notes shall be made or continued, in the two inside internal faces and in the back exterior one of the cover in which, in numerical order, the documents of the appendix have been attached to the same. Therefore, I attach said cover to the mentioned appendix, only that with letter “A”.

----------------------------- I, THE NOTARY PUBLIC, CERTIFY THAT:

- - - - I.- Those appearing before me have identified themselves with the document mentioned at the end of their respective general data and that I consider them all with legal capacity.

- - - - II.- That I identified myself with those appearing for the attention of this matter and for the execution of this document.

- - - - III. That the herein mentioned and inserted conforms faithfully and exactly with their originals to which I have remitted myself, furthermore, all the recitals of those appearing where an instrumental antecedent is mentioned, coincide with the documents I have seen in which so is contained, without any exception which I may have made expressly in each case.

- - - -  IV. That the full text of this documents, from its heading to its last clause of its statutory  part, conforms exactly to that that was instructed to me by those appearing.

- - - -  V. That regarding this instrument and regarding those appearing:

- - - -     A)  That I informed to them that they have the right to read it personally and that its content was explained to the by me;

- - - - B) That it was fully read to them and explained to them by me;

- - - - C) That I illustrated them regarding the enforceability, consequences and legal reach of its content;

- - - -  D) That they expressed their full comprehension of all the above; and

- - - -  E) That they grant it while expressing their consent to the same and sign it each one of them on the date indicated over their respective signatures. I ATTEST.

- - - - Misters Uribe and Navarro sign on May the thirty first, two thousand and four.

- - - - GABRIEL URIBE CORONA.- Signature.- SANDRA NAVARRO CAMARILLO.- Signature.

- - - - BEFORE ME.- J. DOMÍNGUEZ MARTÍNEZ.- Signature.

- - - - Mister Jorge Garay signs in the thirty first day of May, two thousand and four at a different moment.

- - - - JORGE GARAY ESPINOSA.- Signature.

- - - - ANTE MÍ.- J. DOMÍNGUEZ MARTÍNEZ.- Signature.

- - - - Mister Bahena signs on the same date, on a different moment.

- - - - JOSÉ ANTONIO BAHENA MORALES.- Signature.

---------------------------------------------- AUTHORIZATION(S))

- - - - BEFORE ME, with this reason I AUTHORIZE DEFINETIVELY this document on the las date mentioned. I ATTEST.- J. DOMÍNGUEZ MARTÍNEZ.- Signature.- The authorization seal.

---------------------------------------- COMPLEMENTARY NOTES

- - - - FIRST NOTE.- On May 31, 2004 I issued the first certified original in its order, that is issued for the issuer for the use that corresponds according to Law. Integrated by 82 pages. Certified.- J. DOMÍNGUEZ M.- Signature.

- - - - SECOND NOTE. The testimony that is mentioned in the first note was recorded at the Public Registry of Commerce of this city on June 2, 2004, under commercial page number “65,126”.- Certified.- J. DOMÍNGUEZ M.- Signature.

------------------------------------- DOCUMENTS OF THE APPENDIX

IT IS THE FIRST CERTIFIED ORIGINAT (TESTIMONY) THAT IS ISSUED FOR THE “NATIONAL BANKING AND SECURITIES COMMISSION” FOR THE USE THAT CORRESPONDS ACCORDING TO LAW. IT CORRESPONDS TO IT TO BE THE SECOND IN ORDER OF ITS ISSUANCE. IT HAS BEEN PREPARED IN EIGHTY TWO USEFUL PAGES, DULY REVIEWED AND PROTECTED BY KINEGRAMS WHICH MAY NOT HAVE CONSECUTIVE NUMBERBERING. FEDERAL DISTRICT, ON THE THIRD DAY OF JUNE OF TWO THOUSAND AND FOUR. I ATTEST.

FILE. 04-0964

IT IS THE FIRST TESTIMONY THAT IS ISSUED FOR THE TRUSTEE, “BANCO NACIONAL DE MÉXICO”, SOCIEDAD ANÓNIMA, INSTITUCIÓN DE BANCA MÚLTIPLE, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, FOR THE USE THAT CORRESPONDS ACCORDING TO LAW. IT CORRESPONDS TO IT TO BE THE FIRST IN ORDER OF ITS ISSUANCE. IT HAS BEEN PREPARED IN EIGHTY TWO USEFUL PAGES, DULY REVIEWED AND PROTECTED BY KINEGRAMS WHICH MAY NOT HAVE CONSECUTIVE NUMBERBERING. FEDERAL DISTRICT, ON THE THIRTY FIRST OF MAY, TWO THOUSAND AND FOUR. I ATTEST.

FILE. 04-0964

IT IS THE FIRST TESTIMONY THAT IS ISSUED FOR “EMPRESAS ICA SOCIEDAD CONTROLADORA, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, FOR THE USE THAT CORRESPONDS ACCORDING TO LAW. IT CORRESPONDS TO IT TO BE THE THIRD IN ORDER OF ITS ISSUANCE. IT HAS BEEN PREPARED IN EIGHTY TWO USEFUL PAGES, DULY REVIEWED AND PROTECTED BY KINEGRAMS WHICH MAY NOT HAVE CONSECUTIVE NUMBERBERING. FEDERAL DISTRICT, ON MAY THIRTY FIRST, TWO THOUSAND AND FOUR. I ATTEST.

FILE. 04-0964